4:
Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the Registrant has included the complete list of foreign sub-custodians below.

ITEM 15

CUSTODIAN: BROWN BROTHERS HARRIMAN & CO.
Country	City	Foreign Sub-Custodian
Australia	HSBC Bank Australia Limited	Sydney / Australia
Austria	Unicredit Bank Austria AG	Vienna / Austria
Bahrain	HSBC Bank Middle East Limited, Bahrain Branch	Manama / Bahrain
Bangladesh	Standard Chartered Bank, Bangladesh Branch	Dhaka / Bangladesh
Belgium	ING Bank Belgium, S.A.	Brussels / Belgium
Bermuda	Bank of Bermuda HSBC	Hamilton / Bermuda
Botswana	Stanbic Bank Botswa N/A Ltd	Gaborone / Botswana
Brazil	Citibank N.A., Sao Paulo	Sao Paulo / Brazil
Bulgaria	ING Bank, N.V., Sofia Branch	Sofia / Bulgaria
Canada	RBC Dexia Investor Services Trust (RBC Dexia)	Toronto / Canada
Chile	Banco de Chile	Santiago / Chile
China	Standard Chartered Bank (China) Limited	Shanghai / China
Colombia	Cititrust Colombia, S.A. Sociedad Fiduciaria	Bogota / Colombia
Cyprus	BNP Paribas Securities Services, Athens Branch	Athens / Greece
Czech Republic	Citibank Europe plc	Praha / Czech Republic
Denmark	Danske Bank A/S	Copenhagen / Denmark
Egypt	Citibank, N.A., Cairo Branch	Cairo / Egypt
Estonia	AS Hansapank (Nordea Bank Findland PLC)	Tallinn / Finland
Finland	Nordea Bank Finland Plc	Helsinki / Finland
France	BNP Paribas Securities Services S.A., Paris Branch	Paris / France
Germany	Deutsche Bank AG, Frankfurt	Frankfurt / Germany
Ghana	Barclays Bank of Ghana Ltd.	Accra / Ghana
Greece	HSBC Bank Plc, Athens Branch	Athens / Greece
Hong Kong	Hongkong & Shanghai Banking Corporation (HSBC)	Central / Hong Kong
Hungary	UniCredit Bank Hungary ZRT	Budapest / Hungary
India	Citibank, N.A., Mumbai Branch	Mumbai / India
	Hongkong & Shanghai Banking Corporation (HSBC), India Branch	Mumbai / India
Indonesia	Citibank, N.A., Jakarta Branch	Jakarta / Indonesia
Ireland	Governor and Company of the Bank of Ireland	Dublin / Ireland
Israel	Bank Hapoalim BM	Tel Aviv / Israel
Italy	BNP Paribas Securities Services, Milan Branch	Milan / Italy
Japan	Bank of Tokyo-Mitsubishi UFJ Ltd	Tokyo / Japan
Jordan	HSBC Bank Middle East Limited, Jordan Branch	Western Amman / Jordan
Kenya	CfC Stanbic Bank Ltd	Nairobi / Kenya
Lebanon	HSBC Bank Middle East Limited, Lebanon Branch	Beirut / Lebanon
Luxembourg	Kredietbank Luxembourg	Luxembourg
Malaysia	Standard Chartered Bank Malaysia Berhad	Kuala Lumpur / Malaysia
Mauritius	Hongkong & Shanghai Banking Corporation (HSBC), Mauritius Branch	Port Louis / Mauritius
Mexico	Banco Nacional de Mexico, S.A. (Banamex)	Mexico City / Mexico
Morocco	Citibank Maghreb	Casablanca / Morocco
Namibia	Standard Bank Namibia Limited	Windhoek / Namibia
Netherlands	Fortis Bank (Nederland) NV	Amsterdam / Netherlands
New Zealand	Hongkong & Shanghai Banking Corporation (HSBC), New Zealand Branch	Auckland / New Zealand
Norway	DNB Bank Nor ASA	Oslo / Norway
Oman	HSBC Bank Middle East Limited, Oman Branch	Ruwi / Oman
Pakistan	Standard Chartered Bank (Pakistan) Limited	Karachi / Pakistan
Peru	Citibank del Peru S.A.	Lima / Peru
Philippines	Hongkong & Shanghai Banking Corporation (HSBC), Philippine Branch	Manila / Philippines
Poland	Bank Handlowy w Warszawie SA	Warsaw / Poland
	Bank Polska Kasa Opieki SA	Warsaw / Poland
Portugal	BNP Paribas Securities Services S.A., Paris Branch	Paris / France
Romania	ING Bank N.V., Bucharest Branch	Bucharest / Romania
Russia	ZAO KB Citibank	Moscow / Russia
Singapore	Standard Chartered Bank, Singapore branch	Singapore
Slovakia	ING Bank NV, Bratislava Branch	Bratislava / Slovakia
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana / Slovenia
South Africa	Standard Bank of South Africa Limited	Johannesburg / South Africa
South Korea	Citibank Korea Inc.	Seoul / South Korea
Spain	Societe Generale Sucursal en Espana S.A.	Madrid / Spain
Sri Lanka	Hongkong & Shanghai Banking Corporation (HSBC), Sri Lanka Branch	Colombo / Sri Lanka
Swaziland	Standard Bank Swaziland	Mbabane / Swaziland
Sweden	Skandinaviska Enskilda Banken AB (publ)	Stockholm / Sweden
Switzerland	UBS AG	Zurich / Switzerland
Taiwan	Standard Chartered Bank (Taiwan) Ltd.	Taipei / Taiwan
Thailand	Hongkong & Shanghai Banking Corporation (HSBC), Thailand Branch	Bangkok / Thailand
Transnational	Brown Brothers Harriman & Co.	Boston, MA / New York, NY
Turkey	Citibank Anonim Sirkiti	Istanbul / Turkey
United Arab Emirates (ADX, DFM and NASDAQ Dubai)	HSBC Bank Middle East Limited (DIFC) branch	Dubai / UAE
United Kingdom	HSBC Bank Plc	London / UK
Uruguay	Banco Itau Uruguay S.A.	Montevideo / Uruguay
Venezuela	Citibank, N.A., Caracas Branch	Caracas / Venezuela
Zambia	Stanbic Bank Zambia Ltd.	Lusaka / Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare / Zimbabwe